                                                                     EXHIBIT 5.1
                          [VINSON & ELKINS LETTERHEAD]





Writer's Phone: (713) 758-2058                        E-mail: hhubenak@velaw.com
Writer's Fax: (713) 615-5565                                  Web: www.velaw.com



                                December 1, 1999



Denali Incorporated
1360 Post Oak Boulevard, Suite 2250
Houston, Texas  77056

Ladies and Gentlemen:

         We have acted as counsel for Denali Incorporated, a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of up to 300,000 shares of Common Stock, par value $0.01 per share (the "Shares") that may be issued pursuant to the Denali Incorporated 1999 Stock Incentive Plan (the "Plan").

         In connection with the foregoing, we have examined or are familiar with the Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, the corporate proceedings with respect to the issuance of the Shares, and the Registration Statement on Form S-8 filed in connection with the registration of the Shares (the "Registration Statement"), and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares are issued in accordance with the provisions of the Plan, will be validly issued and fully paid and non-assessable.

         The foregoing opinion is limited to the laws of the United States of America and the States of Texas and to the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                              Very truly yours,

                                              /s/ Vinson & Elkins, L.L.P.